UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 805S, 8/F, Block 1, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852-54795450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mengshu Shao as Director and Chief Financial Officer

Effective as of August 25, 2026, Ms. Mengshu Shao resigned from her position as the Director and Chief Financial Officer of Inno Holdings Inc. (the “Company”). Ms. Shao’s resignation was not a result of any disagreements with the Company on any matter relating to its operations, policies or practices. The Board of Directors of the Company (the “Board”) wishes to thank Ms. Shao for her service to the Company during her tenure as a Director on the Board and as the Company’s Chief Financial Officer.

Appointment of Junsheng Chen as Director

The Company has proposed, and the Board approved as of August 25, 2026, the appointment of Mr. Junsheng (“Johnny”) Chen to serve as a Director of the Company to fulfill the vacancy on the Board following Ms. Shao’s departure. Mr. Chen currently serves as Vice President of ApexVest Holdings Limited (a wholly owned subsidiary of the Company, or “ApexVest”). In accordance with the Company’s currently effective amended and restated bylaws, Mr. Chen will serve as a member of the Board until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified, or until his earlier resignation or removal. The Company has offered Mr. Chen a one-time bonus of $10,000 in connection with his appointment to the Board.

Mr. Chen, age 48, has served as the Vice President of ApexVest since June 2026, where he is responsible for corporate management and operations for the electronic devices trading business. Prior to his current position, Mr. Chen served as Deputy General Manager of Shenzhen Shenhua Century Technology Co., Ltd. from October 2020 to May 2026, and as Engineering Department Manager of Guangdong Meichen Communication Co., Ltd. from July 2015 to September 2020. Mr. Chen received a Bachelor of Engineering degree in Electrical Engineering and Automation from Guangdong University of Technology in 2003.

There are no family relationships between Mr. Chen and any Director or executive officer of the Company. In addition, there are no arrangements or understandings between Mr. Chen and any other persons pursuant to which he was elected to the Board, and there are no related party transactions between the Company and Mr. Chen disclosable under Item 404 of Regulation S-K of the Securities Act of 1933.

Appointment of Mei Wang as Interim Chief Financial Officer

Following Ms. Shao’s resignation as the Company’s Chief Financial Officer, the Board approved, as of August 25, 2026, the appointment of Ms. Mei (“Lily”) Wang, the Company’s current Accounting Manager, to serve as the interim Chief Financial Officer of the Company. Ms. Wang will serve as the Company’s principal financial officer and principal accounting officer on an interim basis until a permanent Chief Financial Officer is appointed or until her earlier resignation or removal.

Ms. Wang, age 48, has served as Accounting Manager of Lear Group Limited, a subsidiary of the Company, since March 2026, where she is responsible for accounting process management and financial reporting. Ms. Wang has more than 20 years of experience in accounting and financial reporting. Prior to her current position, Ms. Wang served as Accounting Manager of Jumboo Advisory (Shenzhen) Co., Ltd. from November 2024 to February 2026, and as Accounting Manager of Nissho Development (Shenzhen) Technology Co., Ltd. from September 2021 to October 2024, where she oversaw the overall accounting operations of each company. Ms. Wang received an Associate Degree in Accounting from Shenzhen University in 2009.

There are no family relationships between Ms. Wang and any Director or executive officer of the Company. In addition, there are no arrangements or understandings between Ms. Wang and any other persons pursuant to which she was appointed as Interim Chief Financial Officer, and there are no related party transactions between the Company and Ms. Wang disclosable under Item 404 of Regulation S-K of the Securities Act of 1933.

Indemnification Agreements

On August 26, 2026, the Company entered into indemnification agreements (the “Indemnification Agreements”) with Mr. Chen and Ms. Wang, respectively. Under the Indemnification Agreements, the Company agrees to indemnify Mr. Chen and Ms. Wang, respectively, to the fullest extent permitted by Texas law against certain liabilities and expenses incurred in connection with proceedings arising out of their services as a Director or Interim Chief Financial Officer of the Company. The Indemnification Agreements also provide for advancement of expenses, subject to certain conditions, and contain customary exceptions and limitations on indemnification. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the registration statement on Form S-1 (file number: 333-273429) filed on October 20, 2023)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	Chief Executive Officer

Date:	August 31, 2026